Exhibit 32.1


    Certification of Chief Executive Officer and Principal Financial Officer required by Rule 13a - 14(b) or Rule 15d - 14(b) of the Exchange Act


     The certification set forth below is being submitted to the Securities and Exchange Commission in connection with AES Red Oak L.L.C`s Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the "Report") for purposes of complying with Rule 13a -14(b) or Rule 15d - 14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     A. W. Bergeron, the President and Pam Strunk, the Chief Financial Officer of AES Red Oak, L.L.C., each certifies that, to the best of his or her knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Red Oak, L.L.C.


                                        /s/ A.W. Bergeron
                                        ---------------------------------
                                        Name: A.W. Bergeron
                                        President


                                        /s/ Pam Strunk
                                        ---------------------------------
                                        Name: Pam Strunk
                                        Chief Financial Officer